Exhibit 10.2

Amendment to Employment Agreement

[Christopher David]

Dated as of June 18, 2024

This Amendment to Employment Agreement (this “Amendment”) dated as of the date first set forth above (the “Amendment Date”) is entered into by and between Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”) and Christopher David (“Executive”). The Company and Executive may collectively be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties to that certain Employment Agreement, dated as of June 18, 2021 (the “Original Agreement”), and now desire to amend the Original Agreement as set forth herein and pursuant to Section 9.06 of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendments. Pursuant to Section 9.06 of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	The term of the Original Agreement as set forth in Section 3.01 of the Original Agreement is hereby extended for one additional year, such that the term of the Original Agreement shall continue until June 18, 2025.

(b)	The Parties acknowledge and agree that Executive has ceased to serve as President of the Company as of February 15, 2024. The Original Agreement is therefore amended to remove the provisions that Executive shall serve as the President of the Company, and to provide that Executive shall serve solely as the Chief Operating Officer of the Company, and Section 2.02, Section 3.02 and Section 5.01 of the Original Agreement, and such other sections and provisions of the Original Agreement as required to give effect to the amendments in this Section 2(b), are hereby amended accordingly.

3.	Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Agreement to the “Agreement” shall now be deemed a reference to the Original Agreement as amended by this Amendment.

4.	Miscellaneous.

(a)	The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

(b)	This Amendment and the rights and obligations of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(c)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Date.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

Christopher David

By:	/s/ Christopher David
Name:	Christopher David

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